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                                                                    EXHIBIT 11.0

                               WORLD COLOR PRESS, INC.

                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
       Years Ended December 29, 1996, December 31, 1995, and December 25, 1994
                    (Dollars in thousands, except per share data)

                                            FISCAL YEAR
                           -------------------------------------------------
                               1996            1995             1994
                               ----            ----             ----

Net income                  $    47,261    $      9,877      $    23,734
                            -----------    ------------      -----------
                            -----------    ------------      -----------
Weighted average
  common shares              33,642,668      25,658,190       25,625,993

Incremental shares for
 stock options(2)             1,360,255       2,222,440 (1)    2,222,440 (1)

Common Stock
  issued (1)                          -       6,560,237        6,560,237
                            -----------    ------------      -----------
Weighted average
  common and common
  equivalent shares
  outstanding                35,002,923      34,440,867       34,408,670
                            -----------    ------------      -----------
                            -----------    ------------      -----------
Net income per
  common and common
  equivalent share          $      1.35    $       0.29      $      0.69
                            -----------    ------------      -----------
                            -----------    ------------      -----------

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(1) Includes shares related to Common Stock issued and incremental shares related to stock options granted within one year prior to the initial filing of the registration statement for the initial public offering at an exercise price or purchase price below $19.00 per share, the initial public offering price, using the treasury stock method for the stock options, as if they were outstanding for all periods presented.

(2) Includes incremental shares for dilutive common equivalent shares related to the assumed exercise of stock options, using the treasury stock method.